Exhibit 10.55

ALLONGE AND FIFTH

AMENDMENT TO

AMENDED AND RESTATED CONVERTIBLE

PROMISSORY NOTE

This Allonge and Fifth Amendment to Amended and Restated Convertible Promissory Note (this “Amendment”) by and between AgeX Therapeutics Inc., a Delaware corporation (“Borrower”) and Juvenescence Limited, a company incorporated in the Isle of Man (“Lender”) is effective as of November 9, 2023 (“Effective Date”).

WHEREAS, Borrower and Lender entered into the Amended and Restated Convertible Promissory Note, dated February 9, 2023 (as modified by that certain First Amendment to Amended and Restated Convertible Promissory Note, dated as of March 13, 2023, that certain Allonge and Second Amendment to Amended and Restated Convertible Promissory Note, dated as of May 9, 2023, that certain Third Amendment to Amended and Restated Convertible Promissory Note, dated as of June 2, 2023, and that certain Fourth Amendment to Amended and Restated Convertible Promissory Note, dated as of July 21, 2023, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note”);

WHEREAS, prior to giving effect to this Allonge, a principal amount of $2.5 million is outstanding under the Note;

WHEREAS, Lender has agreed to provide an increase in the Incremental Commitment in the aggregate amount of $4,400,000 to Borrower, subject to satisfaction of the conditions set forth in Section 4 hereof; and

WHEREAS, Borrower and Lender wish to amend the Note in order to evidence the increase in the Incremental Commitment and effect certain other amendments to the Note as contemplated herein, in each case, subject to the satisfaction of the conditions set forth in Section 4 hereof.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Note.

2. Amendments to the Note. Effective as of the Fifth Amendment Effective Date, the Note shall be amended as follows:

(a)	Section 1.1 of the Note is hereby amended by adding the following defined terms in proper alphabetical order:

““Fifth Amendment Effective Date” means November 9, 2023.”

““Guarantors” means, collectively, Reverse Bioengineering, Inc., a Delaware corporation, ReCyte Therapeutics, Inc., a California corporation, UniverXome Bioengineering, Inc., a Delaware corporation, and each other person who accedes to the Guaranty Agreement on or after the Fifth Amendment Effective Date.”

““Guaranty Agreement” means that certain Guaranty Agreement (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), dated as of November 9, 2023, made by the Guarantors in favor of the Lender. “

““Incremental Advance” means any Advance issued pursuant to an Incremental Commitment.”

(b)	the definition of Incremental Availability Period is hereby amended and restated in its entirety to read as follows:

““Incremental Availability Period” means (i) with respect to Incremental Commitments pursuant to clause (i) of the definition thereof, the period starting on the Restatement Date and ending on the date falling three (3) calendar months after the Restatement Date, (ii) with respect to Incremental Commitments pursuant to clause (ii) of the definition thereof, October 31, 2023 (as may be extended by the Lender in its sole discretion) or, if earlier, on the date a Qualified Offering is consummated by the Borrower as contemplated by Section 7, and (iii) with respect to Incremental Commitments pursuant to clause (iii) of the definition thereof, on or after the Fifth Amendment Effective Date until the Maturity Date or, if earlier, the date a Qualified Offering is consummated by the Borrower as contemplated by Section 7.”

(c)	the definition of Incremental Commitment is hereby amended and restated in its entirety to read as follows:

““Incremental Commitment” means the commitment of the Lender to make Advances under this Note from time to time (i) on and after the Restatement Date in an amount not to exceed $2,000,000 (which amount, as of the Second Amendment Effective Date, has been fully drawn), (ii) on and after the Second Amendment Effective Date, in an additional amount not to exceed $4,000,000 (which amount, as of the Fifth Amendment Effective Date, has been fully drawn), and (iii) on and after the Fifth Amendment Effective Date, in an additional amount not to exceed $4,400,000.”

(d)	the definition of Loan Documents is hereby amended and restated in its entirety to read as follows:

““Loan Documents” means collectively, this Note, the Security Agreement, the IP Security Agreements, the Guaranty Agreement, and each other document, instrument or agreement now or hereafter delivered by an Obligor or other person to the Lender in connection with the transactions contemplated by this Note.”

(d)	Section 3.4 of the Note is hereby amended and restated in its entirety to read as follows:

“Warrants – As a condition of each Advance (other than an Incremental Advance made on or after the Second Amendment Effective Date), on receipt of any funds advanced to the Lender under the terms of this Note, the Borrower shall grant to the Lender a number of Warrants equal to 50% of the gross value of the relevant Advance made (less any set-off for expenses deducted by the Lender). The exercise price of Warrants granted at the time of each Advance shall be equal to the Market Price. The number of Warrants granted shall be determined in accordance with the formula set out below:

X = (A/B) x 50%

Where:

X = the number of Warrants to be granted;

A = the amount of the Advance; and

B = the Market Price.”

(e)	Section 12.5 of the Note is hereby amended and restated in its entirety to read as follows:

“On or prior to the date of any “at-the-market” issuance of capital stock of the Borrower (but not more than three (3) Business Days prior), the Borrower shall certify to the Lender either (i) that the Borrower shall use all of such net cash proceeds (after deducting the reasonable and documented fees and commissions of the sales agent or broker and any other customary, reasonable and documented transaction expense (“Specified Proceeds”) solely for the purpose of the Borrower’s research and development work (including through third-party contractors), professional and administrative expenses (including payments related to insurance) and working capital (in accordance with a Budget) (“Permitted Uses”) and thereafter actually use such Specified Proceeds solely for Permitted Uses or (ii) that the Borrower elects to apply all or a portion of such Specified Proceeds as required by Section 6.2 (an election under this clause (ii), a “Mandatory Prepayment Trigger Event”).”

(f)	Section 13.1(j) of the Note is hereby amended and restated in its entirety to read as follows:

“Failure of Security – any of the following shall occur: (i) the security in and/or liens created on the Collateral of the Borrower or the Grantors (as defined in the Security Agreement) by the Security Agreement or any other Loan Document shall at any time cease to constitute valid and perfected security and/or liens on any material portion of the Collateral of Borrower or Grantor, as applicable, intended to be covered thereby, except for any Collateral as to which Lender shall have released such security interest in accordance with the terms herein or contained in the Security Agreement; (ii) except for expiration in accordance with its terms, the Security Agreement or any other Loan Document pursuant to which a lien is granted by Borrower or the Grantors (as defined in the Security Agreement) in favor of the Lender shall for whatever reason be terminated or shall cease to be in full force and effect; (iii) the enforceability of the Security Agreement, the Guarantee or any other Loan Document pursuant to which a lien is granted by Borrower in favor of the Lender shall be contested by or on behalf of Borrower, the Grantors (as defined in the Security Agreement), the Guarantors or any of their respective Subsidiaries; (iv) Borrower, any Grantor (as defined in the Security Agreement) or any Guarantor shall assert that its obligations under this Note or any other Loan Document shall be invalid or unenforceable; or (v) a loss, theft, damage or destruction occurs with respect to a material portion of the Collateral of Borrower or any Grantor (as defined in the Security Agreement).”

3. Conditions Precedent to Amendment. The satisfaction (or waiver in writing by the Lender) of each of the following shall constitute conditions precedent to the effective of this Amendment.

(a)	The Lender shall have received a duly executed copy of (i) this Amendment, (ii) that certain Joinder Agreement, dated as of the date hereof, delivered by Guarantors in favor of Lender, and (iii) that certain Guarantee Agreement, dated as of the date hereof, made by the Guarantors in favor of Lender.

(b)	No Default or Event of Default has occurred and is continuing on the Fifth Amendment Effective Date.

(c)	The representations and warranties as set out in Part B of Schedule 2 of the Note made by the Borrower shall be true and correct in all material respects on and as of the Fifth Amendment Effective Date, except to the extent any such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that any such representation and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects after giving effect to such qualification).

4. Post-Closing Conditions. Without limitation of any requirement set forth in the Security Agreement, within five (5) days after the Fifth Amendment Date (or such later date as Lender may determine in its sole and absolute discretion), Borrower and each Guarantor shall deliver and execute intellectual property security agreements and any other documents or filings reasonably requested by Lender, in form and substance satisfactory to Lender in its sole and absolute discretion, to perfect and maintain a first priority perfected security interest in favor of Lender in all United States intellectual property or intellectual property rights owned by any Borrower or Guarantor.

5. Limited Effect; Reaffirmation. The Borrower hereby (i) acknowledges and reaffirms its obligations as set forth in each Loan Document, (ii) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in each Loan Document, which remain in full force and effect (in the case of the Note, as amended by Section 2 hereto), and (iii) ratifies, confirms and reaffirms that the security interest granted to the Lender pursuant to the Loan Documents in all of their right, title and interest in all then existing or thereafter acquired or arising Collateral in order to secure prompt payment and performance of the obligations of the Borrower under the Note and the Loan Documents (collectively, the “Obligations”) is continuing and is unimpaired and continues to constitute a first priority security interest in favor of the Lender with the same force, effect and priority in effect both immediately prior to and after entering into this Agreement and the other Loan Documents entered into on or as of the date hereof, except with respect to any Collateral as to which Lender has released its security interest in accordance with the terms herein or contained in the Security Agreement. The Borrower acknowledges and reaffirms that the Lender’s security interest in the Collateral has attached and continues to attach to all such Collateral, except with respect to any Collateral as to which Lender has released its security interest in accordance with the terms herein or contained in the Security Agreement, and no further actions taken on or immediately prior to the date hereof, on the part of the Lender or the Borrower, is necessary to continue such security interest. The amendment contained herein shall not be construed as a waiver or amendment of any other provision of the Note or the other Loan Documents.

6. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Borrower and Lender and the Guarantors, and each of their respective successors and assigns.

7. Loan Document. This Amendment shall constitute a “Loan Document” for all purposes under the Note and the other Loan Documents.

8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

9. Further Assurances. Borrower agrees to take such actions requested by Lender as are necessary or desirable to further evidence the modifications set forth in this Amendment, including, without limitation, issuing an amended and restated note or amending other Loan Documents to give effect to or facilitate such modifications if requested by Lender.

10. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Borrower:		Lender:

AGEX THERAPEUTICS, INC.		JUVENESCENCE LIMITED

By:	/s/ Joanne Hackett	By:	/s/ Denham Eke
Name:	Joanne Hackett	Name:	Denham Eke
Title:	Interim Chief Executive Officer	Title:	Director

[Signature Page to Allonge and Fifth Amendment to Amended and Restated Convertible Promissory Note]

ACKNOWLEDGED AND AGREED
as of the date first above written

REVERSE BIOENGINEERING, INC.

By:	/s/ Joanne Hackett
Name:	Joanne Hackett
Title:	Interim Chief Executive Officer

RECYTE THERAPEUTICS, INC.

By:	/s/ Joanne Hackett
Name:	Joanne Hackett
Title:	President, Secretary, Chief Financial Officer

UNIVERXOME BIOENGINEERING, INC.

By:	/s/ Joanne Hackett
Name:	Joanne Hackett
Title:	Chief Executive Officer, President, Treasurer, Secretary

[Signature Page to Allonge and Fifth Amendment to Amended and Restated Convertible Promissory Note]